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                                                                   EXHIBIT 10.58

SUMMARY OF LEASE AGREEMENT, EFFECTIVE JANUARY 15, 2003, BETWEEN SHANGHAI LINKTONE CONSULTING CO., LTD. AND SHANGHAI GANGLU REAL ESTATE DEVELOPMENT CO., LTD.

Contracting Parties

Party A:          Shanghai Ganglu Real Estate Development Co., Ltd.
Party B:          Shanghai Linktone Consulting Co., Ltd.

Property Description

Location:         Rm. 601-602, 18 Tibet Road Central Huangpu District, Shanghai
                  City

Square footage:   896.17 m2 in architectural area

Type:             Half floor of office space

Term of Lease

Effective Period: From 15/01/2003 to 14/01/2005 (2 years)

Relet: Party B shall request the extension of the agreement at 3 months before the expiration and enter into a new agreement with Party A subject to its consent.

Rental Use

Office use

Rent Amount

$0.25 per square meter per day and $6814.63 per month in total

Major Obligations of either party

Party A shall:

    - be required to pay as damages three times the monthly rent if it does not deliver the tenement 30 days after the request of Party B;

Party B shall:

    - return the tenement on time and be subject to daily cost of USD0.5/m2 for each overdue day; and

    - not alter the use of the tenement provided in the agreement which leads to the damage of tenement and be required to pay as damages three times the monthly rent for such breach.

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Security deposit and other refundable or non-refundable payment

Management fees, water, gas, electricity, communication fees will paid by Party
B.